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                                                                     EXHIBIT 10


                         FIRST COMMERCIAL CORPORATION
                          1997 INCENTIVE STOCK PLAN

Section 1.  Purpose

First Commercial Corporation(hereinafter referred to as the "Company") hereby establishes the 1997 Incentive Stock Plan (the "Plan") to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related incentives linked to longer range performance goals and the interests of Company shareholders; and (iii) enabling of such employees to share in the long term growth and success of the Company. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock based forms of awards as the Committee may determine under its sole and complete discretion at the time of grant.

Section 2.  Definitions

Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

2.2 "Agreement" means a written agreement which sets forth the terms of each Award and is signed by an authorized officer of the Company.

2.3 "Award" means individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Bonus Stock or other Stock Unit Awards.

2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan

2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d 3 under the Exchange Act.

2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.7 "Bonus Stock" means an Award granted pursuant to Section 10 of the Plan expressed as a Share of Common Stock which may or may not be subject to restrictions.


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2.8  "Cashless Exercise" means the exercise of an option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the option, and upon receipt of such payment, the Company delivers the exercised shares to the brokerage firm.

2.9 "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (a) any person or persons (as defined in Section 3(a)(9) of the Exchange Act, and shall also include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) acting together, excluding employee benefit plans of the Employer, are or become the "beneficial owner" (as defined in Rules 13d 3 and 13d 5 under the Exchange Act or any successor provisions thereto), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) the Company's shareholders approve (or, in the event no approval of the Company's shareholders is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power immediately after such Fundamental Transaction of (i) the Company's outstanding securities, (ii) the surviving entity's outstanding securities, or
          (iii) in the case of a division, the outstanding securities of each entity resulting from the division; or

     (c) the shareholders of the Company approve a plan of complete liquidation or winding up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company's assets; or

     (d) during any period of twenty four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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2.11 "Committee" means the Compensation Committee of the Board which will administer the Plan pursuant to Section 3 herein.

2.12 "Common Stock" or "Stock" means the Common Stock of the Company, with a par value of $3.00 per share, or such other security or right or instrument into which such common stock may be changed or converted in the future.

2.13 "Company" means First Commercial Corporation, including all Affiliates and wholly owned Subsidiaries, or any successor thereto.

2.14 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes will have remuneration in excess of $1,000,000 for the Performance Period, as provided in Section 162(m) of the Code.

2.15 "Department" means the Human Resources Department of the Company.

2.16 "Designated Beneficiary" means the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

2.17 "Disability" means (i) the mental or physical disability, either occupational or non-occupational in origin, of the Participant defined as "Total Disability" in the Disability Plan of the Company currently in effect and as amended from time to time, or (ii) a determination by the Committee of "Total Disability," based on medical evidence that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent.

2.18 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed, or the elimination of the Participant's position at the Company's discretion.

2.19 "Early Retirement" means retirement of a Participant from employment with the Company after age 55, but prior to age 65, as approved by the Committee.

2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.21 "Executive Officer" means any employee designated by the Company as an officer or any employee covered by Rule 16b 3 of the Exchange Act.

2.22 "Fair Market Value" means, on any given date, the (i) average of the closing bid and ask price as reported by the Nasdaq National Market on that date or (ii) if the stock hereafter becomes listed on a stock exchange, the closing price of Stock as reported on the exchange on such day or, if no Shares were traded on the exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by such source as the Committee may select.


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2.23 "Full time Employee" means an employee designated by the Company's
     Department as being a "permanent, full time employee" who is eligible for all plans and programs of the Company set forth for such employees. This designation excludes all part time, temporary, or contract employees or consultants to the Company.

2.24 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

2.25 "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

2.26 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

2.27 "Normal Retirement" means the retirement of any Participant at age 65 or at some earlier date if approved by the Committee.

2.28 "Option" means an Incentive Stock Option or a Nonqualified Stock
     Option.

2.29 "Other Stock Unit Award" means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

2.30 "Participant" means a Key Employee who has been granted an Award under the Plan.

2.31 "Performance Criteria" or "Performance Goals" or "Performance Measures" mean the objectives for a Performance Period established by the Committee based upon Stockholder Approved Standards, for the purpose of determining when an Award subject to such objectives are earned.

2.32 "Performance Award" means a performance based Award, which may be in the form of either Performance Shares or Performance Units.

2.33 "Performance Period" means the time period designated by the Committee during which performance goals must be met.

2.34 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.

2.35 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre established goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement.


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2.36 "Period of Restriction" means the period during which the transfer of
     Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

2.37 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

2.38 "Plan" means the First Commercial Corporation 1997 Incentive Stock Plan as herein described and as hereafter from time to time amended.

2.39 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 8 herein.

2.40 "Restricted Stock Unit" means a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

2.41 "Rule 16b 3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34 37260 (May 31, 1996), or any successor rule as amended from time to time.

2.42 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

2.43 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.44 "Stock" or "Shares" means the Common Stock of the Company.

2.45 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

2.46 "Stock Unit Award" means an award of Common Stock or units granted under Section 11.

2.47 "Stockholder Approved Standard" means any pre established objective performance goal qualifying under Section 162(m) and approved by the shareholders of the Company in accordance with Section 162(m), including (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share, (d) return on sales, (e) return on equity, (f) return on assets, (g) increase in the market price of Stock or other securities of the Company, (h) the performance of the Company in any of the items mentioned in clause (a) through (g) in comparison to the average performance of companies combined into a Company constructed peer group established before the beginning of the performance period.

2.43 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.


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Section 3.  Administration

3.1  The Committee.  The Plan shall be administered and interpreted by the
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Committee which shall have full authority and all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical for types of awards nor for the same type of award to different participants; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The Committee may take action by a meeting in person, by unanimous written consent, or by meeting with the assistance of communications equipment which allows all Committee members participating in the meeting to communicate in either oral or written form. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

3.2  Selection of Participants.  The Committee shall have sole and complete
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discretion in determining those Key Employees who shall participate in the
Plan. The Committee may request recommendations for individual awards from the Chief Executive Officer of the Company and may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers shall be determined by the Committee.

3.3  Committee Decisions.  All determinations and decisions made by the
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Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company's Board of Directors or shareholders prior to any such sale, award or grant.

3.4  Rule 16b 3 Requirements.  Notwithstanding any other provision of the
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Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b 3 under the Exchange Act, as amended (or any successor or similar rule), or Section 162(m) of the Internal Revenue Code.


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3.5  Indemnification of Committee.  In addition to such other rights of
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indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses incurred from their administration of the Plan. Such reasonable expenses include, but are not limited to, attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

Section 4.  Eligibility

The Committee in its sole and complete discretion shall determine the Key Employees, including officers, who shall be eligible for participation under the Plan, subject to the following limitations: (i) no non Employee director of the Company shall be eligible to participate under the Plan; (ii) no member of the Committee shall be eligible to participate under the Plan;
(iii) no person owning, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company shall be eligible to participate under the Plan; and (iv) only Full time Employees shall be eligible to participate under the Plan.

Section 5.  Shares Subject to the Plan

5.1  Number of Shares.  Subject to adjustment as provided in Section 5.4
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herein, the maximum aggregate number of Shares that may be issued pursuant to
Awards made under the Plan shall not exceed One Million Two Hundred Thousand (1,200,000) Shares of Stock, which may be in any combination of Options; Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, or any other right or option. No Participant may receive an Award which would cause such Participant to be issued more than 25% of the total number of Shares issued over the life of the Plan. Shares of Stock may be available from the authorized, but unissued Shares of Stock or treasury Shares. Except as provided in Sections 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

5.2  Lapsed Awards of Forfeited Shares.  In the event that (i) any Option or
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other Award granted under the Plan terminates, expires, or lapses for any reason other than exercise of the Award, or (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, such Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.


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5.3  Delivery of Shares as Payment.  In the event a Participant pays for any
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Option or other Award granted under the Plan through the delivery of previously acquired shares of Stock, the number of shares of Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant, subject to Rule 16b 3 under the Exchange Act as interpreted by the Securities and Exchange Commission or its staff.

5.4  Capital Adjustments.  The number and class of Shares subject to each
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outstanding Award, the Option Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non specified events. Such specified events are discussed herein this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate such adjustments.

(a) If the outstanding shares of the Company are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Share, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein, (ii) the type of shares or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(b) In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split up, spin off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to then outstanding awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.


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(c)  Any adjustment made by the Committee pursuant to the provisions of this
     Section 5.4, subject to approval by the Board of Directors, shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such an adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

Section 6.  Stock Options

6.1  Grant of Stock Options.  Subject to the terms and provisions of the
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Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability of the Options, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Award Agreement. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422A of the Code. Notwithstanding the foregoing and any other provision in this Plan or an Agreement to the contrary, in the event of a Change in Control, all outstanding Options granted pursuant to this Plan which have not previously terminated, expired, lapsed or forfeited shall become immediately vested and, if they are not yet exercisable pursuant to the terms of the Agreement, shall become immediately exercisable.

6.2  Option Price.  The exercise price per share of Stock covered by an
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Option ("Option Price") shall be determined at the time of grant by the
Committee, subject to the limitation that the Option Price shall not be less than 100% of Fair Market Value of the Stock on the Grant Date.

6.3  Exercisability.  Options granted under the Plan shall be exercisable at
--------------------
such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Award Agreement and need not be the same for each Participant. However, no Option granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or disability of the Participant, or a Change in Control of the Company), nor after the expiration of ten years from the Grant Date.



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6.4  Method of Exercise.  Options shall be exercised by the delivery of a
------------------------
written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "Cashless Exercise" of the Option. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Shares with respect to which the option is exercised, issued in the Participant's name.

Section 7.  Stock Appreciation Rights

7.1  Grant of Stock Appreciation Rights.  Subject to the terms and
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provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or disability of the Participant, or a change in control of the Company), nor after the expiration of ten years from the Grant Date.

7.2 Price.  The exercise price of each Stock Appreciation Right shall be
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determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Stock on the Grant Date.

7.3  Exercise.  The Participant is entitled to receive an amount equal to
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the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right.

7.4  Payment.  Payment upon exercise of the Stock Appreciation Right shall
-------------
be made in the form of cash, cash installments, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.



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Section 8.  Restricted Stock and Restricted Stock Units

8.1  Grant of Restricted Stock.  Subject to the terms and provisions of the
-------------------------------
Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine. Participants receiving Restricted Stock and Restricted Stock Unit Awards are not required to pay the Company thereof (except for applicable tax withholding) other than the rendering of services and/or until other considerations are satisfied as determined by the Committee at its sole discretion.

8.2  Restricted Stock Agreement.  Each Restricted Stock and Restricted Stock
--------------------------------
Unit grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Shares of Restricted Stock granted; and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any business or financial goals of the Company, including, but not limited to, absolute or relative increases in total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Securities Act, any securities trading system or stock exchange upon which such Shares under the Plan are listed.

8.3  Nontransferability.  Except as provided in this Section 8, the Shares
------------------------
of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement.

8.4  Removal of Restrictions.  Except as otherwise noted in this Section 8,
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Restricted Stock and Restricted Stock Units covered by each Award made under the Plan shall be provided and become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee. Except as specifically provided in this Section 8, the Committee shall have no authority to reduce or remove the restrictions or to reduce or remove the Period of Restriction without the express consent of the stockholders of the Company. Any shares of Restricted Stock or Restricted Stock Units issued pursuant to this Section 8, shall provide that the minimum Period of Restrictions shall be three (3) years, which Period of Restriction would permit the removal of restrictions on no more than one third (1/3) of the shares of Restricted Stock or Restricted Stock Units at the end of the first year following the Grant Date, and the removal of the restrictions on an additional one third (1/3) of the shares at the end of each subsequent year. In no event shall any restrictions be removed from shares of Restricted Stock or Restricted Stock Units during the first year following the Grant Date. If the grant of Restricted Stock or Restricted Stock Units is performance based, the total Restricted Period for any or all shares or units of Restricted Stock and Restricted Stock Units so granted shall be no less than one (1) year.


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8.5  Voting Rights.  During the Period of Restriction, Participants in whose
-------------------
name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

8.6  Dividends and Other Distributions.  During the Period of Restriction,
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Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

Section 9.  Performance Based Awards

9.1  Grant of Performance Awards.  Subject to the terms and provisions of
---------------------------------
the Plan and applicable law, the Committee at any time and from time to time may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Goals and Performance Period as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant. Participants receiving Performance Awards are not required to pay the Company thereof (except for applicable tax withholding) other than the rendering of services.

9.2  Value of Performance Awards.  The Committee shall determine the number
---------------------------------
and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him or her, may be based on the division which employees him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Agreement.

9.3  Settlement of Performance Awards.  After a Performance Period has
--------------------------------------
ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Goals established by the Committee and set forth in the Agreement have been satisfied.

9.4  Form of Payment.  Payment of the amount to which a Participant shall be
---------------------
entitled upon the settlement of a Performance Award shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

Section 10.  Bonus Stock

Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may award shares of Bonus Stock to participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock awarded under the Plan shall be unencumbered of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in
Section 9. In the event the Committee assigns any restrictions on the shares of Bonus Stock awarded under the Plan, then such shares shall be subject to at least the following restrictions:

    (a) No shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such shares are subject to restrictions which have not lapsed or have not been vested.

    (b) If any condition of vesting of the shares of Bonus Stock are not met, all such shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

Section 11.  Other Stock Unit Awards

11.1  Grant of Other Stock Unit Awards.  Subject to the terms and provisions
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of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

11.2  Rules.  The Committee, in its sole and complete discretion, may grant
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a Stock Unit Award subject to the following rules:

    (a) Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b 3 under the Exchange Act, a Participant's rights with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date.

    (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

    (c) The Committee, in its sole and complete discretion, may establish certain performance criteria that may relate in whole or in part to receipt of the Stock Unit Awards.

    (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

    (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of grant.

Section 12.  Special Provisions Applicable to Covered Participants

Awards subject to performance criteria paid to Covered Participants under this plan shall be governed by the conditions of this Section 12 in addition to the requirements of Sections 8, 9, 10 and 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 8, 9, 10 and 11, the conditions of this Section 12 shall prevail.

    (a) All Performance Measures for a relevant Performance Period shall be established by the Committee in writing based upon one or more of the Stockholder Approved Standards prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code.

    (b) The Performance Measures shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

    (c) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Measures that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment any such Award that such applicable Performance Measure relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

    (d) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this
    Section 12.

Section 13.  General Provisions

13.1  Plan Term.  The Plan was adopted on February 18, 1997 by the Board.
----------------
Subject to shareholder approval, the Plan shall be effective on February 18, 1997; however, no Stock, rights or Options may be sold, awarded or granted under the Plan until the Company is in receipt of a Registration Statement under the Securities Act covering the shares of Stock to be issued under the Plan. Any Stock, rights, or Options granted under this Plan shall be granted subject to stockholder approval of the Plan.

The Plan terminates February 17, 2007; however, all Awards made prior to, and outstanding on such date, shall remain valid in accordance with their terms and conditions.

13.2  Withholding.  The Company shall have the right to deduct or withhold,
------------------
or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

13.3  Awards.  Each Award granted under the Plan shall be evidenced in a
-------------
corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award.

13.4  Nontransferability.  No Award granted under the Plan may be sold,
-------------------------
transferred, pledged, assigned, or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any Participant in an Award under this Plan.

13.5  Exercisability of Awards.  All rights with respect to Awards granted
-------------------------------
to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

13.6  No Right to Employment.  No granting of an Award shall be construed as
-----------------------------
a right to employment with the Company.

13.7  Rights as Shareholder.  Subject to the Award provisions, no
----------------------------
Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to stock granted under a Restricted Stock Agreement under this Plan, the Participant or Designated Beneficiary of such Award shall be deemed the owner of such shares provided herein and in the related Agreement of any Restricted Stock Award, Restricted Stock Unit Award, Bonus Stock Award or Option Stock Award. As such, unless contrary to the provisions herein or in any such related Award Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant remains the owner of such stock.

13.8  Amendment of Plan.  The Committee or Board of Directors may amend,
------------------------
suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a requirement for exemptive relief under Section 16(b) of the Exchange Act or which is a requirement for the performance-based compensation exception under Section 162(m) of the Code. The Committee in its discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

13.9  Amendment of Award.  In its sole and complete discretion, the
-------------------------
Committee may at any time amend any Award for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Award, are made prior to the Date of Grant, and such additions and/or changes have some effect on the Award; or
(ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

13.10  Exemption from Computation of Compensation for Other Purposes.  By
---------------------------------------------------------------------
acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be in agreement that all such Awards or grants will be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

13.11  Legend.  In its sole and complete discretion, the Committee may elect
--------------
to legend certificates representing shares of Stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

13.12  Certain Participants.  All Award Agreements for Participants subject
----------------------------
to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b 3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b 3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) of the Code, unless the Committee in its discretion determines that any such Award to an Executive Officer is not intended to qualify for the exemption for performance-based compensation under Section 162(m).

13.13  Restriction on Awards.  In the event a Participant has received a
-----------------------------
hardship distribution from a Company plan which is qualified under Section 401 (a) of the Code with a Section 401(k) cash or deferred arrangement that permits hardship withdrawals, then, as proscribed under the Code or by the Internal Revenue Services' interpretation of the Code, such Participant must cease all elective and employee contributions under the Plan for twelve months following the hardship distribution.

13.14 Change in Control.  In the event of a Change in Control, the Committee
------------------------
may, in its sole and complete discretion, accelerate the payment or vesting of any Award and release any restrictions on any Awards.

13.15  Construction of the Plan.  The Plan, and its rules, rights,
--------------------------------
agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Arkansas. If the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.